Exhibit 99.1

WM MORTGAGE REINSURANCE COMPANY INC.

CONDENSED BALANCE SHEET

AS OF SEPTEMBER 30, 2012

(UNAUDITED)

(000 omitted)

MODIFIED GAAP BALANCE SHEET
ASSETS
CASH & CASH EQUIVALENTS	855
INVESTMENTS	9,614
INVESTMENTS HELD IN TRUST	303,210
ACCOUNTS RECEIVABLE	1,402
ACCRUED INTEREST	1,348
DEFERRED FEDERAL INCOME TAX	—
VALUATION ALLOWANCE FOR DEFERRED TAX	(12,398)
DEFERRED TAX ASSETS	12,398

TOTAL ASSETS	316,429

LIABILITIES AND STOCKHOLDER’S EQUITY
LIABILITIES:
ACCRUED EXPENSES	184
ACCRUED INVESTMENT EXPENSES	52
ACCRUED ADMINISTRATIVE FEES	110
ACCRUED CEDING FEES	125
INTEREST PAYABLE	—
UNEARNED PREMIUMS	313
LOSSES PAYABLE	2,832
LOSS RESERVES	108,807
IBNR	6,096
CONTINGENCY RESERVES	44,890

TOTAL LIABILITIES	163,409

STOCKHOLDER’S EQUITY:
CAPITAL STOCK	1
ADDITIONAL PAID-IN CAPITAL	64,879
UNREALIZED GAIN/LOSS ON INVESTMENTS	—
CONTINGENCY RESERVES	(44,890)
DIVIDENDS PAID	(10,250)
RETAINED EARNINGS (ACCUMULATED DEFICIT)	130,886
NET INCOME (LOSS) - YEAR TO DATE	7,394

TOTAL STOCKHOLDER’S EQUITY	153,020

TOTAL LIABILITIES & STOCKHOLDER’S EQUITY	316,429

WM MORTGAGE REINSURANCE COMPANY INC.

UNAUDITED FINANCIAL STATEMENTS

CONDENSED STATEMENT OF OPERATIONS

FOR THE PERIOD ENDED SEPTEMBER 30, 2012

(000 Omitted)

	MONTH TO DATE	YEAR TO DATE
UNDERWRITING INCOME:
ASSUMED PREMIUMS WRITTEN	1,353	16,515
CHANGE IN UNEARNED PREMIUMS	17	143

NET PREMIUMS EARNED	1,370	16,658
UNDERWRITING EXPENSES:
LOSSES PAID	2,832	38,998
PROVISION FOR LOSS RESERVES	(1,849)	(24,164)
PROVISION FOR IBNR	328	47
CEDING COMMISSION	125	1,904

TOTAL UNDERWRITING EXPENSES	1,436	16,785

UNDERWRITING INCOME (LOSS)	(66)	(127)

GENERAL & ADMINISTRATIVE EXPENSES:
MANAGEMENT FEES	13	166
ACTUARY CONSULTING FEES	23	207
AUDIT FEES	5	263
LEGAL FEES	4	76
ADMINISTRATIVE FEES	110	723

TOTAL GENERAL & ADMINISTRATIVE EXPENSES	155	1,435

INTEREST EXPENSE
INTEREST INCOME	3	14
INVESTMENT INCOME - CORPORATE BONDS	325	4,035
INVESTMENT INCOME - MBS BONDS	52	608
INVESTMENT INCOME - US AGENCY	174	2,270
INVESTMENT INCOME - US TREASURY	0	1
INVESTMENT INCOME - FOREIGN ISSUE	52	777
BOND AMORTIZATION - CORPORATE BONDS	(90)	(1,071)
BOND AMORTIZATION - MBS BONDS	7	(4)
BOND AMORTIZATION - US AGENCY	(24)	(296)
BOND AMORTIZATION - US TREASURY	(0)	(0)
BOND AMORTIZATION - FOREIGN ISSUE	(12)	(278)
INVESTMENT EXPENSE	(52)	(347)
GAIN/LOSS ON SALE OF INVESTMENT	(8)	2,792
FAS 159 GAIN ON TRADING SECURITIES	283	455

NET INVESTMENT INCOME	710	8,956

INCOME (LOSS) BEFORE TAX PROVISION	489	7,394
CURRENT FEDERAL INCOME TAX (BENEFIT) EXPENSE
PROVISION FOR DOUBTFUL INCOME TAX RECEIVABLE
DEFERRED FEDERAL INCOME TAX (BENEFIT) EXPENSE	171	2,588
CHANGE IN VALUATION ALLOWANCE	(171)	(2,588)

FEDERAL INCOME TAX EXPENSE
NET INCOME (LOSS)	489	7,394